  EXHIBIT 15

December 22, 2017

Re:	Tulsa Real Estate Fund, LLC
Amendment No. 1 of Offering Statement on Form 1-A Submitted July 7, 2017 CIK No. 0001704303

Dear Mr. Kluck:

In response to our conversation earlier this week, we have submitted an amended Offering Circular in compliance with Tender Offer Rules under Rule 14(E).

Please contact me at jillian@crowdfundinglawyers.net or 323-799-1342 with further inquiries or to notify that we have cleared comments and may request acceleration of qualification.

Thank you.

Sincerely,

/s/

Jillian Ivey Sidoti, Esq.

38730 Sky Canyon Drive, Ste A, Murrieta, CA 92563